QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.13

Cascades Inc.

STOCK OPTION PLAN

TABLE OF CONTENTS

SECTION 1	PURPOSES OF THE PLAN	1
SECTION 2	DEFINITIONS	1
SECTION 3	GENERAL PROVISIONS	3
SECTION 4	GRANT OF OPTIONS	6
SECTION 5	EXERCISE OF OPTIONS	11
SECTION 6	EFFECTIVE DATE	12
SCHEDULE A	CHANGE IN CONTROL
SCHEDULE B	FORM OF NOTICE OF EXERCISE
SCHEDULE C	FORM OF OPTION AGREEMENT

SECTION 1—PURPOSES OF THE PLAN

The purposes of CASCADES Inc. (the "Company") Stock Option Plan are the followings:

1o
to motivate the directors, upper management and key employees of the Company to work at creating value for the shareholders;

2o
to provide the directors, officers and key employees with compensation from long term incentive that is in accordance with the Company's policy and competitive goals;

3o
to assist in attracting, retaining and motivating the best qualified and the most competent directors, officers and key employees to ensure the long term success of the Company.

SECTION 2—DEFINITIONS

For the purposes of this Plan, the following terms shall have the ascribed meanings:

2.1
Board means the Board of Directors of the Company.

2.2
Change in Control has the meaning set forth in Schedule A to this Plan.

2.3
Company means CASCADES Inc., its subsidiaries and any joint ventures with other companies that are designated for the application of this Plan, and all their successor companies.

2.4
Eligible Employee means any key salaried employee, officer or director of the Company designated by the Board as eligible to participate in the Plan.

2.5
Exercise Price means the price per Share as defined in Article 4.3, at which the Shares may be subscribed for by an Optionee pursuant to the applicable Option Agreement.

2.6
Expiry Date means the date on which an Option expires pursuant to the Plan and the Option Agreement relating to that Option.

2.7
Grant Date means the date on which an Option is granted, which date may be on or, if determined by the Board at the time of grant, after the date that the Board resolved to grant the Option.

2.8
Notice of Exercise means a notice, substantially in the form of the notice set out in the Schedule B to this Plan, from an Optionee to the Company giving notice of the exercise or partial exercise of an Option previously granted to the Optionee.

2.9
Option means an option to subscribe Shares granted to an Eligible Employee pursuant to the terms of the Plan.

2.10
Option Agreement means an agreement, substantially in the form of the agreement set out in Schedule C to this Plan, between the Company and an Eligible Employee setting out the terms of an Option granted to the Eligible Employee.

2.11
Optioned Shares means the Shares that may be subscribed for by an Optionee pursuant to a particular Option Agreement.

2.12
Optionee means an Eligible Employee to whom an Option has been granted pursuant to the Plan.

2.13
Outstanding Issue shall have the meaning, if any, set forth by the rules and policy of the stock exchanges upon which the Shares are then listed relating to Share Compensation Arrangements.

2.14
Plan means the plan set forth herein, adopted on December 15, 1998 and designated as the CASCADES Inc. Stock Option Plan, as it may be amended from time to time; this Plan replaces and cancels the CASCADES Inc. Stock Option Plan adopted on August 1, 1984.

2.15
Permanent Disability shall mean an incapacity lasting more than twelve months, caused by a physical or a mental illness diagnosed by an independent physician, which is determined by the Company to cause a permanent impairment in the ability of the Eligible Employee to perform his or her duties as employee.

2.16
Share means Common Shares of the Company.

2.17
Share Compensation Arrangement means any stock option plan, employee share purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares.

2.18
Subsidiary means a company that is a "subsidiary" of the Company within the meaning of the Canada Business Corporations Act.

SECTION 3—GENERAL PROVISIONS

3.1
Administration of the Plan

  The Plan will be administered by the Board or, if determined by the Board, by a compensation or human resources committee of the Board consisting of a majority of "outside" directors within the meaning of the corporate governance guidelines of the Montreal Exchange and the Toronto Stock Exchange.

  If a committee is appointed to administer the Plan, all reference in this Plan to the Board will be deemed a reference to the committee, with the exception that if a committee is appointed, pursuant to this paragraph, to administer the Plan, approval of the Board as to the number of Options granted and the number of Shares subject to such Options will be required, and the Board shall retain ultimate authority in connection to the administration of the Plan.

3.2
Interpretation

  The Board or committee, as the case may be, has full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such determinations as it deems necessary or desirable for the administration of the Plan; all such interpretations or other action taken by the Board or the Committee, as the case may be, shall be final and binding on the Company and each Eligible Employee.

3.3
Share reserved for the Plan

  Subject to adjustment pursuant to Article 4.9 and any applicable limitations set forth at Article 3.8, the maximum number of Shares that may be issued under the Plan shall not exceed 6,641,836. Any Shares subject to Options that expire or terminate in accordance with the terms of the Plan without having been exercised may be made subject to further Option. No fraction of Shares may be issued under the Plan.

3.4
Eligibility

  Subject to the limitations set forth at Article 3.8, Options may be granted by the Board to any Eligible Employee.

3.5
Non-Exclusivity

  Nothing contained in this Plan will prevent the Board from adopting other or additional Share Compensation Arrangements provided the Company obtain the prior approval of the regulatory authorities, including the approval of the stock exchanges upon which the Shares are then listed or any other approvals as may be required in the circumstances.

3.6
Amendment of Plan and Options

  The Board may amend, suspend or terminate the Plan or any Option granted thereunder at any time, provided that such actions:

  a)
  May be taken without obtaining any required regulatory approval, including the approval, may be including the approval of the stock exchanges upon which the Shares are then listed or, if required by such regulatory authority, any shareholder approval;

  b)
  do not alter or impair any rights of an Optionee under Options previously granted without the prior consent of the Optionee.

3.7
Compliance with laws and stock exchange Rules

  The Plan, the grant and the exercise of Options under the Plan and the Company's obligation to issue Shares on exercise of Options will be subject to all applicable federal, provincial and foreign laws, and to all policies, rules and regulations of any stock exchanges upon which the Shares are listed, including requirements as to listing of the Shares on any such stock exchanges. Shares issued to Optionees pursuant to the exercise of Options may be subject to restrictions on sale or resale under applicable securities laws.

3.8
Limits

  Notwithstanding anything to the contrary provided herein, (i) the maximum number of Shares that may be reserved for issuance to any one person pursuant to the exercise of Options granted under the Plan or options under any other Share Compensation Arrangement shall not exceed 5% of the Outstanding Issue at the time of grant; (ii) unless shareholder approval is obtained, the total number of Shares reserved for issuance to insiders pursuant to the exercise of Options under the Plan or pursuant to other Share Compensation Arrangement shall not exceed 10% of the Outstanding Issue;

  (iii) the number of which may be issued under the Plan and other Share Compensation Arrangements in a one-year period shall not exceed a) 10% of the Outstanding Issue, in the case of Shares issued to insiders, or b) 5% of the Outstanding Issue, in the case of Shares issued to anyone insider and his/her associates.

SECTION 4—GRANT OF OPTIONS

4.1
Grant of Options

  The Board shall designate, from time to time, in its entire discretion, the Eligible Employees to whom a grant of Options shall be made and for each such Eligible Employees, the number of Shares covered by the Options and the Grant Date. The Board shall further have discretion to establish within the restrictions set forth in the Plan, the time of exercise, the Expiry Date, the exercise price and other particulars applicable to an Option granted hereunder.

4.2
Option Agreement

  Upon the grant of an Option, the Company will deliver to the Eligible Employee an Option Agreement dated as of the Grant Date, containing the terms of the Option and executed by the Company. Upon return to the Company of the Option Agreement executed by the Eligible Employee, the said Eligible Employee will be an Optionee under the Plan and have the right to purchase the Optioned Shares on the terms set out in the Option Agreement and in the Plan.

4.3
Exercise Price

  The Exercise Price for an Option will be determined by the Board at the time of grant and will not be less than the market price of the Share at the Grant Date, calculated as the average of the closing price of the Share on the Montreal Exchange and the Toronto Stock Exchange on the five trading days prior to the Grant Date.

4.4
Manner of exercise

a)
Unless the Board otherwise resolves, and provided that the term of any Option will not exceed ten years from the Grant Date, an Optionee may exercise an Option at any time as follows:

1)
a percentage not higher than 25% of the Optioned Shares may be exercised by the Optionee in the12 months following the Grant Date;

2)
an additional percentage not higher than 25% of the Optioned Shares may be exercised by the Optionee in each one of the twelve-month periods following the first, the second and the third anniversary of the Grant Date.

  b)
  Notwithstanding Article 4.4a) and Article 4.6, upon the occurrence of a Change in Control, and unless the Board has otherwise resolved prior to the Change in Control, all Options become exercisable by the Optionee within 60 days of the date of the Change in Control.

4.5
Expiry Date

  The Expiry Date of an Option will be determined by the Board at the time of grant, provided however that such a date is no later than ten years from the Grant Date and subject to the provisions of article 4.6 relating to Early Expiry.

4.6
Early Expiry

  Unless otherwise resolved by the Board at the time of grant or after the time of grant, and subject to the maximum term of ten years referred to Article 4.5 hereof:

  a)
  Options will expire immediately upon the Optionee ceasing to be an Eligible Employee as a result of being terminated for cause from his employment with the Company;

  b)
  Options will expire before the Expiry Date pursuant to the following event and in the following manner:

  i)
  If an Optionee voluntarily terminates his employment, the portion of any Option held by such Optionee that is exercisable at the date of termination may be exercised by the Optionee during a period of sixty days after the date of termination;

    ii)
    If an Optionee's employment is terminated by the Company but his termination is not deemed a termination for cause, the portion of any Option held by such Optionee that is exercisable at the date of termination may be exercised by the Optionee during a period of sixty days after the date of termination;

    iii)
    If an Optionee dies or if his employment with the Company is terminated due to Permanent Disability, the portion of any Option held by such Optionee that is exercisable at the date of his death or at the date of his termination of employment due to Permanent Disability may be exercised by the Optionee or the legal personal representative of the Optionee, as the case may be, during a period of one hundred and twenty (120) days after the death of the Optionee or after the date of his termination due to Permanent Disability;

    iv)
    If an Optionee attains the normal retirement age established by the Company from time to time, and unless the Board otherwise resolves, the portion of any Option held by such Optionee that is exercisable at the date of his retirement may be exercised by the Optionee during a period of one hundred and twenty (120) days after the date of retirement; and

  c)
  The portion of any Option which is not exercisable at the time of the occurrence of an event mentioned at Article 4.6 b) shall be immediately forfeited upon the Optionee ceasing to be an Eligible Employee and is subtracted from the Option.

4.7
Non-Assignable

  Except as provided by Article 4.6 b) iii), an Option may be exercised only by the Optionee and will not be assignable.

4.8
No Implied Rights

a)
An Optionee will only have rights as a shareholder of the Company with respect to those shares of the Optioned Shares that the Optionee has acquired through the exercise of an Option in accordance with the Plan and the Option Agreement.

b)
Nothing in the Plan or in any Option Agreement will confer or be construed as conferring on an Eligible Employee, the right to be granted Options, or on an Optionee, the right to remain an officer, a key employee a director of the Company or to remain employed by the Company.

4.9
Adjustment to Shares

  The number of Shares issued to an Optionee upon exercise of an Option will be adjusted in the following events and manner, subject to the requirements of applicable regulatory authorities, including the stock exchanges on which the Shares are then listed, and subject to the right of the Board to make such other or additional adjustments as are appropriate in the circumstances:

  a)
  Upon i) a subdivision of the Shares into a greater number of Shares, ii) a consolidation of the Shares into a smaller number of Shares or iii) the issue of a stock dividend to holders of the Shares, the Company will issue upon exercise of an Option, in lieu of or in addition to the number of Optioned Shares in respect to which the right to purchase is being exercised, and without the Optionee making additional payment, such greater or lesser number of Shares as would have resulted from subdivision, consolidation or stock dividend if the Optioned Shares had been issued and outstanding at the time of subdivision, consolidation or stock dividend.

  b)
  Upon a capital reorganization, a reclassification or a change of the Shares, a consolidation, an amalgamation, an arrangement or another form of business combination of the Company with another corporation or a sale, a lease or an exchange of all or substantially all of the property of the Company, the Company will issue upon exercise of an Option, in lieu of the Optioned Shares in respect to which the right to purchase is being exercised, the kind and amount of shares or other securities or property as would have resulted from such event if the Optioned Shares had been issued and outstanding at the relevant time.

  Comparable and corresponding adjustments as set forth above will be made to the number and kind of Shares authorized for issuance under the Plan, regardless of whether such Shares are covered by Options at the relevant time. Any adjustment will take effect at the time of the event giving rise to the adjustment and the adjustments provided for in this Article are cumulative.

  The Company will not be required to issue fractional Shares or other securities under the Plan and any fractional interest in a Share or other security that would otherwise be issued upon exercise of an Option will be cancelled without compensation.

SECTION 5—EXERCISE OF OPTIONS

5.1
Mode of exercise

  An Optionee who wishes to exercise an Option may do so by delivering to the Company on or before the Expiry Date of the Option, the followings:

  a)
  a completed Notice of Exercise; and

  b)
  a cheque or bank draft in Canadian funds payable to the Company for the Exercise Price of the Optioned Shares being acquired multiplied by the number of Shares to be issued.

  If, pursuant to Article 4.6 b) iii), the Option may be exercised by the legal personal representative of the Optionee, such representative, in addition to delivering to the Company the Notice of Exercise and cheque or bank draft described above, shall also be required to deliver to the Company sufficient and satisfactory evidence of his/her status as legal representative of the Optionee.

5.2
Delivery of Share Certificate

  Not later than fifteen days after the receipt by the Company of the Notice of Exercise and payment in full for the Optioned Shares being acquired, the Company will instruct its transfer agent to issue a certificate in the name of the Optionee (or in the name of his estate if the Optionee is deceased) for the number of Optioned Shares purchased and fully paid by the Optionee.

SECTION 6—EFFECTIVE DATE

The Plan will be effective on December 15, 1998.

SCHEDULE "A"—CHANGE IN CONTROL

        For the purposes of this Plan, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported, whether or not the Company is then subject to such reporting requirement, provided that, without limitations, the following events shall constitute a Change in Control:

(a)
any individual, partnership, firm, company, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (the "Company's Voting Securities"); provided, however, that any acquisition of the Company's Voting Securities by the Company or any of its subsidiaries or affiliated companies, or any employee benefit plan (or related trust) of the Company or its subsidiaries or affiliated companies, or any company with respect to which, following such acquisition, substantially all of the voting power of the then outstanding voting securities of such company entitled to vote in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership shall not constitute a Change in Control.

(b)
individuals who, at the date of implementation of the Plan, constitute the Board and any new directors whose appointment by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least three-quarters (3/4) of the directors then still in office who either were directors at the date of implementation of the Plan or whose appointment or nomination for election was previously so approved cease for any reason to constitute a majority of the members of the Board.

(c)
assets of the Company representing seventy-five percent (75%) or more of the net book value of the assets of the Company determined as of the date of the audited financial statements of the Company then most recently published, are sold liquidated or distributed; or

(d)
ten percent (10%) or more of the value of the assets of the Company or the voting securities of the Company are about to be transferred or have been transferred because of any taking, seizure, or defeasance as a result of, or in connection with i) nationalization, expropriation, confiscation, coercion, force or duress or other similar action or ii) the imposition of a confiscator tax, assessment or other governmental charge or levy. The value of the assets of the Company shall be determined as of the date of the audited financial statements of the Company most recently published prior to the date of the transfer.

2

SCHEDULE B—FORM OF NOTICE OF EXERCISE

STOCK OPTION PLAN
NOTICE OF EXERCISE

To
CASCADES Inc.
404, Marie-Victorin St.
Kingsey Falls, Québec
J0A 1B0

  Attention: Secretary

        Reference is made to the Option Agreement made as of                          between CASCADES Inc. («the Company») and the Optionee named below. The Optionee hereby exercises the Option to purchase Shares of the Company as follows:

Number of Optioned Shares for which Option is being exercised:	#
Exercise Price per Share:	$
Total Exercise Price (paid by a cheque or a bank draft tendered with this Notice of Exercise):	$
Name of Optionee as it is to appear on Share Certificate:
Address of Optionee as it is to appear on the Register of Shares of the Company and to which a certificate representing the Shares being purchased is to be delivered:
Dated of	Name of Optionee
Signature of Optionee

SCHEDULE C—FORM OF OPTION AGREEMENT

STOCK OPTION PLAN
OPTION AGREEMENT

        This Option Agreement is entered into between CASCADES Inc. ("the Company") and the Optionee named below pursuant to the CASCADES Inc. Stock Option Plan (the "Plan") a copy of which is attached hereto, and confirms that:

  1.
  on                        (the "Grant Date")

  2.
  (the "Optionee")

  3.
  was granted a non-assignable option to purchase                        Shares (the "Optioned Shares") of the Company, in accordance with the terms of the Plan;

  4.
  at a price (the "Exercise Price") of $                  per Share;

  5.
  for a maximum term expiring at 5:00 P.M., Eastern, on                        (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionee acknowledges that he or she has read and understands the Plan, and agrees to be bound hereby.

        This Agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. La présente convention, ainsi que tout document y afférent, ont été rédigés en langue anglaise à la demande expresse des parties.

        IN WITNESS whereof the Company and the Optionee have executed this Option Agreement in                        as of                        ,

By:
By:
Name of Optionee
Signature of Optionee

QuickLinks

  Exhibit 10.13
Cascades Inc. STOCK OPTION PLAN
TABLE OF CONTENTS
SCHEDULE "A"—CHANGE IN CONTROL
SCHEDULE B—FORM OF NOTICE OF EXERCISE
SCHEDULE C—FORM OF OPTION AGREEMENT